Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL ANNOUNCES FOURTH

QUARTER 2005 EARNINGS RELEASE SCHEDULE AND RESTATEMENT RELATED TO NON-CASH ADJUSTMENTS

February 13, 2006—HOUSTON, TEXAS—Crown Castle International Corp. (NYSE:CCI) today announced plans to release its fourth quarter and full year 2005 results on February 28, 2006 after the market closes. In conjunction with the release, Crown Castle has scheduled a conference call for March 1, 2006 at 10:30 a.m. eastern time. The conference call may be accessed by dialing 303-262-2050 and asking for the Crown Castle call at least 10 minutes prior to the start time or live over the Internet by logging on to the web at http://www.crowncastle.com. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on March 1, 2006, through 11:59 p.m. eastern time on March 8, 2006, and may be accessed by dialing 303-590-3000 using passcode 11053782#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

NON-CASH ADJUSTMENTS

The Securities and Exchange Commission issued a public letter to the American Institute of Certified Public Accountants in early 2005 clarifying its interpretation of existing accounting literature applicable to certain leases and leasehold improvements. In March of 2005, as a result of such clarification, Crown Castle adjusted (both retroactively and prospectively) its method of accounting for tenant leases, ground leases, and depreciation and restated its prior financial statements as reported in its Annual Report on Form 10-K for the year ended December 31, 2004 to reflect the corrections of errors for certain non-cash items relating to its lease accounting practices. As noted in Crown Castle’s Quarterly Report on Form

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10-Q for the period ended September 30, 2005, Crown Castle engaged in a lease by lease review of the leases impacted by this clarification.

Upon completion of the review, Crown Castle has determined that certain non-cash adjustments should be recorded and expects that the aggregate net amount of these non-cash adjustments relating to periods prior to October 1, 2005 will be an improvement to net income (loss) of approximately $20 million. These non-cash adjustments reflect the cumulative difference between the amounts previously recorded in Crown Castle’s financial statements and those amounts determined in the lease by lease review. Crown Castle believes the impacts of these non-cash adjustments are not material to any previously issued financial statement. However, the cumulative adjustments required to correct these errors could be material to the fourth quarter of 2005 if taken as a single adjustment in that quarter. Therefore, Crown Castle has determined that the errors are most appropriately corrected through the restatement of previously issued financial statements for the years ended December 31, 2003 and December 31, 2004, for each of the quarters of 2004 and for the first three quarters of 2005 to reflect these non-cash adjustments in the proper periods. Approximately one-half of the aggregate net non-cash adjustments are expected to relate to periods prior to January 1, 2003.

The adjustments will not affect historical or future cash flow or the timing of payments under related leases. Further, Crown Castle does not believe these adjustments will affect its 2006 Outlook for site rental revenue, Adjusted EBITDA or recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures. Moreover, the non-cash adjustments are not expected to have any impact on cash balances, compliance with any financial covenant or debt instrument, or the current economic value of Crown Castle’s leaseholds and its tower assets.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 76 of the top 100 U.S. markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,000 and over 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures

This press release includes discussions of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus income (loss) from discontinued operations, minority interests, (provision) for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating non-cash compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment, securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the dollar amounts of the non-cash adjustments described in this release (“Adjustments”), (ii) the materiality of the Adjustments to fourth quarter 2005 results or any prior period, (iii) the periods to which the Adjustments relate, and (iv) the impact of the Adjustments. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.
•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.
•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.
•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
•	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.
•	Technology changes may significantly reduce the demand for site leases and negatively impact the growth in our revenues.
•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.
•	We may need additional financing, which may not be available, for strategic growth opportunities.
•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.
•	Modeo’s business has certain risk factors different from our core tower business, including an unproven business model, and may produce results that are less than anticipated, resulting in a write off of all or part of such business and its assets.

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•	FiberTower’s business has certain risk factors different from our core tower business, including an unproven business model, and may produce results that are less than anticipated, resulting in a write off of all or part of such investment.
•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
•	We are heavily dependent on our senior management.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
•	Disputes with customers and suppliers may adversely affect results.
•	Our operations in Australia expose us to changes in foreign currency exchange rates.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.